Exhibit 5

FOLEY & LARDNER LLP
ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE
MILWAUKEE, WI 53202-5306
414.271.2400 TEL
414.297.4900 FAX
www.foley.com
                                         August 11, 2005
REGAL-BELOIT Corporation
200 State Street
Beloit, Wisconsin 53511-6254
Ladies and Gentlemen:
               We have acted as counsel for REGAL-BELOIT Corporation, a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (Registration No. 333-122823), as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 14, 2005 pursuant to the Securities Act of 1933, as amended (the “1933 Act”), including the prospectus constituting a part thereof, dated April 15, 2005, as supplemented by the final prospectus supplement, dated August 11, 2005 (as so supplemented, the “Prospectus”), filed by the Company with the Commission under Rule 424(b)(5) of the 1933 Act, relating to: (i) the offer and sale by the Company of 1,330,714 shares of common stock, $.01 par value per share (the “Common Stock”), and related common share purchase rights (the “Rights”), together with up to 199,607 additional shares of Common Stock (and related Rights) to cover over-allotments, if any (such shares of Common Stock and accompanying Rights are referred to herein as the “Primary Shares”); and (ii) the resale by the selling shareholder named in the Registration Statement (the “Selling Shareholder”) of 3,964,390 shares of Common Stock (and related Rights), together with up to 594,658 additional shares of Common Stock (and related Rights) to cover over-allotments, if any (such shares of Common Stock and accompanying Rights are referred to herein as the “Secondary Shares”), in the manner set forth in the Prospectus. The terms of the Rights are set forth in that certain Rights Agreement, dated as of January 28, 2000, as amended (the “Rights Agreement”), by and between the Company and EquiServe Trust Company, N.A., as successor Rights Agent.
               The offering and sale of the Primary Shares and the Secondary Shares is being made pursuant to that certain Underwriting Agreement, dated August 11, 2005 (the “Underwriting Agreement”), by and among the Company, the Selling Shareholder, Robert W. Baird & Co. Incorporated, Banc of America Securities LLC, Wachovia Securities, Jefferies & Company, Inc., Barrington Research Associates, Inc. and Morgan Joseph & Co. Inc.
               In connection with our representation, we have examined: (i) the Registration Statement; (ii) the Prospectus; (iii) the Underwriting Agreement; (iv) the Company’s Amended and Restated Articles of Incorporation and Bylaws, as amended to date; (v) the Rights Agreement; (vi) resolutions of the Company’s Board of Directors and the action of a senior executive officer of the Company relating to the authorization of the issuance of securities subject to the Registration Statement; and (vii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

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August 11, 2005

               Based upon the foregoing, we are of the opinion that:
               1. The Primary Shares have been duly authorized and, when issued and paid for in accordance with the Underwriting Agreement and in the manner set forth in the Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (the “WBCL”), and judicial interpretations thereof.
               2. The Secondary Shares have been duly authorized and validly issued by the Company, have been fully paid by the Selling Shareholder, and are nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months’ service in any one case, as provided in Section 180.0622(2)(b) of the WBCL, and judicial interpretations thereof.
               3. The Rights attached to the Primary Shares, when issued pursuant to the terms of the Rights Agreement, will be validly issued.
               4. The Rights attached to the Secondary Shares have been validly issued.
               We consent to the deemed incorporation by reference of this opinion into the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the 1933 Act or within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Foley & Lardner LLP